SUPERVISION AND ADMINISTRATION AGREEMENT

       SUPERVISION AND ADMINISTRATION AGREEMENT, made this 30th day of March, 2010, between PIMCO Equity Series (the "Trust"), a Delaware statutory trust, and Pacific Investment Management Company LLC (the "Administrator" or "PIMCO"), a Delaware limited liability company.

       WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, which are listed in the attached Schedule A (as amended from time to time), with each such series representing interests in a separate portfolio of securities and other assets; and each series of the Trust issues its Shares in one or more classes, with each such class representing interests in the same portfolio of securities and other assets; and

       WHEREAS, the Trust desires to retain the Administrator to render supervisory and administrative services hereunder with respect to the series listed on Schedule A, together with any other series subsequently established by the Trust, and with respect to which the Administrator is willing to do so, being herein collectively referred to also as the "Funds"; and

       WHEREAS, pursuant to an Investment Advisory Contract dated March 30, 2010, between the Trust and PIMCO ("Investment Advisory Contract"), the Trust has retained PIMCO to provide investment advisory services with respect to the Funds in the manner and on the terms set forth therein; and

       WHEREAS, the Trust wishes to retain PIMCO to provide or procure supervisory and administrative and other services to the Funds and their shareholders, including services which may be deemed to constitute distribution-related services with respect to Class D Shares; and

       WHEREAS, PIMCO is willing to furnish supervisory and administrative services and/or to arrange for such services in the manner and on the terms hereinafter set forth; and

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

       1. Appointment. The Trust hereby appoints PIMCO as the Administrator to provide or procure, as applicable, the supervisory and administrative and other services with respect to the Funds for the period and on the terms set forth in this Agreement, as supplemented from time to time. The Administrator accepts such appointment and agrees during such period to render or procure, as applicable, the services herein set forth for the compensation herein provided.

       In the event the Trust establishes and designates additional series with respect to which it desires to retain the Administrator to render or procure, as applicable, supervisory and administrative and other services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render or procure such services it shall notify the Trust in writing, whereupon such additional series shall become a Fund hereunder.



       2. Duties. Subject to the general supervision of the Board of Trustees, the Administrator shall provide or cause to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Funds, including, in the case of Class D Shares, certain shareholder and distribution-related services, but not including the investment advisory services provided pursuant to the Investment Advisory Contract with the Trust or the distribution services provided by the Trust's principal underwriter (the "Distributor") pursuant to its Distribution Contract with the Trust.

      (a) Supervisory and Administrative Services. These services shall include the following:

          (i) The Administrator shall supervise and coordinate matters relating to the operation of the Funds, including any necessary coordination among the investment adviser or advisers to the Funds, the custodian, transfer agent, dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Funds), accountants, attorneys, and other parties performing services or operational functions for the Funds. In connection with the supervision of the pricing and valuation of the Funds, the Administrator shall establish such systems and procedures as are necessary to carry out this function, including systems and procedures relating to defaulted securities; forensic reporting and monitoring of securities and derivatives pricing, including checks and balances against internal models and external pricing services; tracking and reviewing fair valued securities; supervising pricing vendors; monitoring for significant events occurring after the close of trading that may affect the value of portfolio holdings; and establishing net asset value estimation processes in the event the custodian cannot produce a net asset value for Shares of a Fund.

          (ii) The Administrator shall provide the Funds, at the Administrator's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the effective administration of the Funds as contemplated in this Agreement as well as provide the Funds, at the Administrator's expense, with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws and other applicable laws.

          (iii) The Administrator shall maintain or supervise the maintenance by third parties of such books and records of the Trust and the Funds as may be required by applicable federal or state law, other than the records and ledgers maintained under the Investment Advisory Contract.

          (iv) The Administrator shall prepare or supervise the preparation by third parties of all federal, state, local, and foreign tax returns and reports of the Funds required by applicable law.

          (v) The Administrator shall prepare, file, and arrange for the distribution of proxy materials and periodic reports to shareholders of the Funds as required by applicable law.

          (vi) The Administrator shall prepare and arrange for the filing of such registration statements and other documents with the SEC and other federal and state or other regulatory authorities as may be required to register the Shares of the Funds and qualify the Trust to do business or as otherwise required by applicable law. The Administrator shall maintain registration of the Funds' Shares in such other jurisdictions as it deems necessary and appropriate. The Administrator shall maintain a review and certification program and internal controls and procedures in accordance with relevant provisions of the Sarbanes Oxley Act of 2002 as applicable to registered investment companies. The Administrator shall maintain systems necessary to provide or procure required disclosure in the Funds' registration statements, shareholder reports, proxy statements, and similar regulatory documents, and Fund proxy voting information.

          (vii) The Administrator shall take such other action with respect to the Funds as may be required by applicable law, including without limitation the rules and regulations of the SEC, the Commodity Futures Trading Commission, state securities commissions and other governmental and regulatory agencies. Such actions shall include, but are not limited to: establishment and maintenance of a compliance program in accordance with Rule 38a-1 under the 1940 Act, support of the Funds' Chief Compliance Officer, and systems and procedures necessary to effectuate the compliance program.

          (viii) The Administrator shall provide the Funds with administrative services to shareholders as necessary, including: the maintenance of a shareholder call center; shareholder transaction processing; the provision of certain statistical information and performance of the Funds; a web servicing platform and internet website; access by PIMCO representatives to databases to assist with shareholder inquiries and reports; oversight of anti-money laundering monitoring systems and procedures; redemption fee application and monitoring systems (if applicable); anti-market timing monitoring systems and procedures, including implementation of shareholder information agreements under Rule 22c-2 under the 1940 Act and associated monitoring systems and procedures; and processing of client registration applications. Notwithstanding the foregoing, the Administrator may procure or delegate provision of these services to third parties with respect to particular classes of the Funds or particular shareholders that have relationships with other financial intermediaries that perform similar services.

      (b) Other Services. The Administrator shall also procure on behalf of the Trust and the Funds, and at the expense of the Administrator, the following persons to provide services to the Funds, to the extent necessary: (i) a custodian or custodians for the Funds to provide for the safekeeping of the Funds' assets; (ii) a recordkeeping agent to maintain the portfolio accounting records for the Funds; (iii) a transfer agent for the Funds; and
   (iv) a dividend disbursing agent for the Funds. The Trust may be a party to any agreement with any of the persons referred to in this Section 2(b).

      (c) Retail Class Services. In addition to the Administrator's responsibilities as specified in Subsections (a) and (b) above, subject to the approval or consent of the Board of Trustees, the Administrator, at its own expense, also shall provide, directly or through persons selected by the Administrator, to the Class A, Class C and Class R Shares (the "Retail Classes") of the Funds administrative, recordkeeping, and shareholder services reasonably required by the Retail Classes of the Funds, which may include some or all of the following services: (i) transfer agency services reasonably necessary to meet the increased account activity associated with Retail Classes; (ii) dividend disbursing services reasonably necessary to meet the increased number of accounts associated with the Retail Classes;
   (iii) preparing and arranging for the distribution of prospectuses, statements of additional information, proxy materials, periodic reports to shareholders, and other communications with Retail Class shareholders; and
   (iv) taking such other actions and providing or procuring such other services with respect to the Retail Classes as are reasonably necessary or desirable.

      (d) Special Class D Services. The Administrator shall provide in respect of Class D Shares (either directly or by procuring through other entities, including various financial services firms such as broker-dealers and registered investment advisors ("Service Organizations")) some or all of the following services and facilities in connection with direct purchases by shareholders or in connection with products, programs or accounts offered by such Service Organizations: (i) facilities for placing orders directly for the purchase of a Fund's Shares and tendering a Fund's Class D Shares for redemption; (ii) advertising with respect to a Fund's Class D Shares;
   (iii) providing information about the Funds; (iv) providing facilities to answer questions from prospective investors about the Funds; (v) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (vi) preparing, printing and delivering prospectuses and shareholder reports to prospective shareholders;
   (vii) assisting investors in applying to purchase Class D Shares and selecting dividend and other account options; and (viii) shareholder services provided by a Service Organization that may include, but are not limited to, the following functions: receiving, aggregating and processing shareholder orders; furnishing shareholder sub-accounting; providing and maintaining elective shareholder services such as check writing and wire transfer services; providing and maintaining pre-authorized investment plans; communicating periodically with shareholders; acting as the sole shareholder of record and nominee for shareholders; maintaining accounting records for shareholders; answering questions and handling correspondence from shareholders about their accounts; issuing confirmations for transactions by shareholders; performing similar account administrative services; providing such shareholder communications and recordkeeping services as may be required for any program for which the Service Organization is a sponsor that relies on Rule 3a-4 under the 1940 Act; and providing such other similar services as may reasonably be requested to the extent the Service Organization is permitted to do so under applicable statutes, rules, or regulations.

       The Administrator shall not provide directly hereunder any of the foregoing services which may cause the Administrator to be engaged in the business of effecting transactions in securities for the account of others, or to induce or attempt to induce the purchase or sale of any security, but may procure such services on behalf of the Trust from certain Service Organizations. The parties hereto acknowledge that the Administrator may compensate its affiliate, the Trust's principal underwriter, for certain services contemplated by this Agreement, including shareholder and distribution-related services, at the rate of up to 0.25% per annum of all assets attributable to Class D Shares sold through the Distributor.

       The Administrator and the Trust understand that some or all of the services described in this subparagraph (d) may be deemed to represent services primarily intended to result in the sale of Class D Shares ("Special Class D Services"). The Administrator agrees to present reports as to out-of-pocket expenditures and internal expense allocations of the Administrator and the Distributor at least quarterly and in a manner that permits the Qualified Trustees (hereinafter defined) to determine that portion of the fees hereunder which represents reimbursement in respect of Special Class D Services.

      (e) Personnel. The Administrator shall also make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Funds and services provided to the Funds under this Agreement.

      (f) Standards; Reports. In performing these services, the Administrator:

          (i) Shall conform with the 1940 Act and all rules and regulations thereunder, with all other applicable federal, state and foreign laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A as supplemented or amended from time to time;

          (ii) Will make available to the Trust, promptly upon request, any of the Funds' books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

          (iii) Will, in addition to reports required by Section 2(d), regularly report to the Trust's Board of Trustees on the services provided under this Agreement and will furnish the Trust's Board of Trustees with respect to the Funds such periodic and special reports as the Trustees may reasonably request.

          (iv) Will comply, to the extent applicable, with the requirements of Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. (S)(S) 6801 et seq., as may be amended from time to time, and any regulations adopted thereto, including Regulation S-P of the Securities and Exchange Commission, as well as with any other applicable federal or state privacy laws and regulations, including but not limited to the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et seq.

       3. Documentation. The Trust has delivered copies of each of the following documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:

      (a) the Trust's Registration Statement as filed with the SEC and any amendments thereto; and

      (b) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

       4. Independent Contractor. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

       5. Compensation. As compensation for the services rendered under this Agreement, the Trust shall pay to the Administrator a monthly fee, calculated as a percentage (on an annual basis) of the average daily value of the net assets of each of the Funds during the preceding month. The fee rates applicable to each class of a Fund shall be set forth in a schedule to this Agreement. The fees payable to the Administrator for all of the Funds shall be computed and accrued daily and paid monthly. If the Administrator shall serve for less than any whole month, the foregoing reimbursement shall be prorated. Any portion of the fees paid hereunder in respect of Class D Shares representing compensation for the Administrator's and/or the Distributor's out-of-pocket expenditures and internally allocated expenses in respect of Special Class D Services to any Fund (as reviewed quarterly by the Trustees based on the reports described in Section 2(d) above) shall not exceed the rate of 0.25% per annum of the average daily net assets of such Fund attributable to Class D Shares. To the extent such out-of-pocket expenditures and internally allocated expenses exceed such rate, such excess shall be paid by the Administrator and/or AGID from their own resources (which may include legitimate profits from serving as investment adviser and/or administrator) and shall not be used as a basis for justifying or evaluating fees paid hereunder to the Administrator in respect of services other than the Special Class D Services.

       6. Special Class D Services: Distribution Plan. To the extent that this Agreement relates to payments made in connection with the distribution of the Funds' Class D Shares (i.e., Special Class D Services), it shall also constitute a "distribution plan" and a "related agreement" within the meaning of Rule 12b-1 under the 1940 Act. As required by said Rule 12b-1 in respect of distribution plans: (a) the term of this Agreement is as provided in Section 10 below; (b) the Administrator shall provide to the Trustees of the Trust, and all such Trustees shall review, at least quarterly, a written report of the amounts expended by the Trust for Special Class D Services and the purposes for which such expenditures were made; and (c) this Agreement may be terminated as provided in Section 10(b) below. As required by said Rule 12b-1 in respect of agreements related to distribution plans: (a) this Agreement may be terminated as provided in Section 10 below; and (b) this Agreement may also terminate in the circumstances described in Section 15(d) below. This Agreement may not be amended to increase materially the maximum amount specified in Section 5 (i.e., the rate of 0.25% per annum) payable out of Class D assets for Special Class D Services without approval by a majority of the outstanding Class D Shares (as defined in Section 2(a)(42) of the 1940 Act in respect of voting securities) of a Fund. All material amendments to this Agreement (insofar as the relevant provision constitutes a part of a distribution plan) must be approved by a majority of the Qualified Trustees. Insofar as this Agreement constitutes a distribution plan for Class D Shares, its provisions are severable for that Class.

       It is acknowledged and agreed that classes of Shares other than Class D may have separately documented distribution plans and related agreements.

       7. Non-Exclusivity. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

       8. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Funds under this Agreement, and any expenses that are paid under the terms of the Investment Advisory Contract. The Administrator assumes and shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, office supplies, including stationery, and facilities necessary to perform its obligations under this Agreement, including, but not limited to, communications facilities, computer systems and applications, internet access, and a web servicing platform and internet website. In addition, the Administrator shall bear the following expenses under this Agreement:

      (a) Expenses of all audits by the Trust's independent public accountants;

      (b) Expenses of the Trust's transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

      (c) Expenses of the Trust's custodial services, including any recordkeeping services provided by the custodian;

      (d) Expenses of obtaining quotations for calculating the value of each Fund's net assets;

      (e) Expenses of obtaining Portfolio Activity Reports for each Fund;

      (f) Expenses of maintaining the Trust's tax records;

      (g) Costs and/or fees, including legal fees, incident to meetings of the Trust's shareholders, the preparation, printing and mailings of prospectuses, notices and proxy statements and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the expenses of issuing, redeeming, registering and qualifying for sale, Shares with federal and state securities authorities;

      (h) The Trust's ordinary legal fees, including the legal fees that arise in the ordinary course of business for a Delaware statutory trust registered as an open-end management investment company;

      (i) Costs of preparing and printing certificates representing Shares of the Trust;

      (j) The Trust's pro rata portion of the fidelity bond required by
   Section 17(g) of the 1940 Act, or other insurance premiums;

      (k) Association membership dues; and

      (l) Services of Service Organizations rendered in respect of Class D Shares, to the extent and subject to the conditions set forth in Sections 2(d), 5 and 6 hereof.

       The Trust shall bear the following expenses:

      (a) Salaries and other compensation or expenses, including travel expenses, of any of the Trust's executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of the Administrator or its subsidiaries or affiliates;

      (b) Taxes and governmental fees, if any, levied against the Trust or any of its Funds;

      (c) Brokerage fees and commissions, and other portfolio transaction expenses incurred for any of the Funds;

      (d) Costs, including the interest expenses, of borrowing money;

      (e) Fees and expenses of Trustees who are not officers, employees, partners, shareholders or members of PIMCO or its subsidiaries or affiliates, including travel expenses, and fees and expenses of legal counsel retained for the benefit of such Trustees;

      (f) Extraordinary expenses, including extraordinary legal expenses, as may arise including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

      (g) Organizational and offering expenses of the Trust and the Funds, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and

      (h) Any expenses allocated or allocable to a specific class of Shares, including fees paid in respect of classes other than Class D pursuant to a separate administrative service or distribution plan.

       9. Liability. The Administrator shall give the Trust the benefit of the Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Trust agrees that neither the Administrator nor its members, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Trust of the Administrator and that of its members, officers, directors, and employees, and shall in no way govern the liability to the Trust or the Administrator or provide a defense for any other person including persons that provide services for the Funds as described in
Section 2 (b), (c) or (d) of this Agreement.

       10. Term and Continuation. This Agreement shall take effect as of the date indicated above, and shall remain in effect, unless sooner terminated as provided herein, for two years from such date, and shall continue thereafter on an annual basis with respect to each Fund provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for such purpose, of a majority of the Trust's Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party and who have no direct or indirect financial interest in the operation of this Agreement or any agreement related to Special Class D Services ("Qualified Trustees"). Failure of the Qualified Trustees to renew this Agreement and/or its termination by shareholder vote, assignment, or otherwise, shall not preclude the Board of Trustees from approving a substitute agreement in the manner provided under applicable law.

      (a) Except as provided in Section 10(b) below, this Agreement may be terminated:

          (i) by the Trust at any time with respect to the services provided by the Administrator, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund or class, by vote of a majority of the outstanding voting shares of such Fund or class, on 60 days' written notice to the Administrator;

          (ii) by the Administrator at any time, without the payment of any penalty, upon 60 days' written notice to the Trust.

      (b) insofar as it relates to Class D Shares of any Fund(s), at any time, without the payment of any penalty, by a majority of the Qualified Trustees or by vote of a majority of the outstanding Class D Shares.

       11. Use of Name. It is understood that the names "Pacific Investment Management Company LLC" or "PIMCO" or any derivative thereof or logo associated with those names and other servicemarks and trademarks owned by the Administrator or its affiliates are the valuable property of the Administrator and its affiliates, and that the Trust and/or the Funds may use such names (or derivatives or logos) only as permitted by the Administrator.

       12. Notices. Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the Administrator at 840 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Trust by the Administrator shall be in writing and shall be duly given if mailed or delivered to 840 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Trust.

       13. Trust Obligation. Notice is hereby given that the Agreement has been executed on behalf of the Trust by an officer of the Trust in his or her capacity as an officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

       14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

       15. Miscellaneous. (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

      (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party, hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

      (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

      (d) This Agreement may not be assigned by the Trust or the Administrator without the consent of the other party. This Agreement will terminate with respect to the Class D Shares in the event of its "assignment" (as defined in the 1940 Act).

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                          PIMCO EQUITY SERIES

                                          By:
                                                  ------------------------------
                                          Name:   Peter G. Strelow
                                          Title:  Vice President

                                          PACIFIC INVESTMENT MANAGEMENT COMPANY
                                          LLC

                                          By:
                                                  ------------------------------
                                          Name:   Brent R. Harris
                                          Title:  Managing Director



                                                                     SCHEDULE A

             SCHEDULE TO SUPERVISION AND ADMINISTRATION AGREEMENT
                              PIMCO EQUITY SERIES
                             AS OF MARCH 30, 2010

 Institutional and Administrative Classes (%) - Supervisory and Administrative
                                   Fee Rates

                                                        CORE      OTHER
FUND                                                 EXPENSES/1/ EXPENSES TOTAL
----                                                 ----------  -------- -----
EqS Pathfinder/2/...................................    0.10       0.20   0.30

--------
/1/ Core Expenses includes custody, portfolio accounting and tax preparation expenses.
/2/   Refer to the Expense Limitation Agreement for certain fee waivers.



                                                                     SCHEDULE A

             SCHEDULE TO SUPERVISION AND ADMINISTRATION AGREEMENT
                              PIMCO EQUITY SERIES
                             AS OF MARCH 30, 2010

        Classes A and C (%) - Supervisory and Administrative Fee Rates

                                                        CORE      OTHER
FUND                                                 EXPENSES/1/ EXPENSES TOTAL
----                                                 ----------  -------- -----
EqS Pathfinder/2/...................................    0.10       0.30   0.40

--------
/1/ Core Expenses includes custody, portfolio accounting and tax preparation expenses.
/2/   Refer to the Expense Limitation Agreement for certain fee waivers.



                                                                     SCHEDULE A

             SCHEDULE TO SUPERVISION AND ADMINISTRATION AGREEMENT
                              PIMCO EQUITY SERIES
                             AS OF MARCH 30, 2010

            Class D (%) - Supervisory and Administrative Fee Rates

                                                        CORE      OTHER
FUND                                                 EXPENSES/1/ EXPENSES TOTAL
----                                                 ----------  -------- -----
EqS Pathfinder/2/...................................    0.10       0.55   0.65

--------
/1/ Core Expenses includes custody, portfolio accounting and tax preparation expenses.
/2/   Refer to the Expense Limitation Agreement for certain fee waivers.



                                                                     SCHEDULE A

             SCHEDULE TO SUPERVISION AND ADMINISTRATION AGREEMENT
                              PIMCO EQUITY SERIES
                             AS OF MARCH 30, 2010

            Class R (%) - Supervisory and Administrative Fee Rates

                                                        CORE      OTHER
FUND                                                 EXPENSES/1/ EXPENSES TOTAL
----                                                 ----------  -------- -----
EqS Pathfinder/2/...................................    0.10       0.30   0.40

--------
/1/ Core Expenses includes custody, portfolio accounting and tax preparation expenses.
/2/   Refer to the Expense Limitation Agreement for certain fee waivers.



             SCHEDULE TO SUPERVISION AND ADMINISTRATION AGREEMENT
                              PIMCO EQUITY SERIES
                             AS OF MARCH 30, 2010

            Class P (%) - Supervisory and Administrative Fee Rates

                                                        CORE      OTHER
FUND                                                 EXPENSES/1/ EXPENSES TOTAL
----                                                 ----------  -------- -----
EqS Pathfinder/2/...................................    0.10       0.30   0.40

--------
/1/ Core Expenses includes custody, portfolio accounting and tax preparation expenses.
/2/   Refer to the Expense Limitation Agreement for certain fee waivers.